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                                                                    Exhibit 99.2
                                 Certification

     Pursuant to 18 U.S.C. (S) 1350, the undersigned officer of Perry Ellis International, Inc., a Florida corporation (the "Company"), hereby certifies that the Company's Quarterly Report on Form 10-Q for the quarter ended October 31, 2002 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: December 13, 2002                        By:     /s/ Timothy B. Page
                                                    ----------------------------
                                                          Timothy B. Page
                                                      Chief Financial Officer
                                                     (Chief Financial Officer)